Exhibit 10.3.3

THIRD AMENDMENT OF LEASE

THIS THIRD AMENDMENT OF LEASE, dated as of the 31 day of May 2011 (this “Agreement”), by and between THE RECTOR, CHURCH-WARDENS AND VESTRYMEN OF TRINITY CHURCH IN THE CITY OF NEW YORK, a religious corporation, having an address at 75 Varick Street, 2nd Floor, New York, New York 10013 (“Landlord”), and EVERYDAY HEALTH, INC. (formerly known as Waterfront Media, Inc.), a Delaware corporation, having an address at 345 Hudson Street, New York, New York 10014 (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into an Agreement of Lease dated as of August 26, 2009 (the “Original Lease”), which Original Lease has been amended by a (i) First Amendment of Lease dated as of February 22, 2010 (the “First Amendment”) and (ii) Second Amendment of Lease dated as of May 1, 2010 (the “Second Amendment”; the Original Lease, as so amended by the First Amendment and the Second Amendment, collectively, the “Lease”), whereby Tenant leases from Landlord certain premises on the sixteenth floor (the “Existing Premises”) and certain Basement Space in the building commonly known as 345 Hudson Street, New York, New York; and

WHEREAS, Landlord and Tenant desire to amend the Lease to: (i) extend the term of the Lease; (ii) add certain additional premises to the “Premises” demised under the Lease (as defined therein); (iii) add an option for Tenant to add certain expansion premises to the “Premises” demised under the Lease; and (iv) otherwise amend the provisions of the Lease, all on the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions hereinafter set forth, the parties agree as follows:

1. Defined Terms. All capitalized terms used in this Agreement which are not otherwise defined herein shall have the meanings ascribed to them in the Lease.

2. Extension Term. The Term of the Lease is hereby extended for a period of five (5) years (the “Extension Term”) commencing on November 1, 2018, such that from and after the date of this Agreement, the “Expiration Date” shall be October 31, 2023.

3. Existing Premises and Basement Space; Tenant-in-Possession; Condition. Tenant acknowledges and agrees that (i) it is in possession of and is fully familiar with the condition of the Existing Premises and the Basement Space, and (ii) Tenant accepts the Existing Premises and the Basement Space in its “as is” condition as of the date of this Agreement, and Landlord shall have no obligation to alter or otherwise prepare the Existing Premises or the Basement Space for Tenant’s continued occupancy thereof during the Extension Term, nor to pay any amounts to Tenant for such purpose.

4. Additional Space.

(a) (i) Tenant currently subleases from The Weinstein Company Holdings LLC (“Weinstein”), pursuant to a sublease dated December 10, 2010 (the “Weinstein

Sublease”), a portion of the thirteenth (13th) floor of the Building, substantially as shown hatched on the plan annexed hereto as Exhibit A (“Additional Space A”), for a term expiring on February 23, 2013. Landlord hereby consents to the extension of the term of the Weinstein Sublease through and including February 28, 2013 (the “Sublease Expiration Date”) and agrees that neither Weinstein nor Tenant shall have any obligation to restore any Alterations currently existing in Additional Space A or to vacate and surrender Additional Space A to Landlord on the Sublease Expiration Date.

(ii) In the event that the direct lease between Landlord and Weinstein for premises including Additional Space A (the “Weinstein Lease”) shall be terminated, Landlord shall give notice to Tenant of such termination and, from the effective date of such termination through and including the Sublease Expiration Date, (x) Landlord shall recognize Tenant as its direct tenant in Additional Space A and (y) Tenant shall attorn to Landlord with respect to such space, pursuant to the then executory provisions of the Weinstein Sublease, except that Landlord shall not be (A) liable for any previous act or omission of Weinstein under the Weinstein Sublease, (B) subject to any credit, offset, claim, counterclaim, demand or defense which may have accrued to Tenant or which Tenant may have against Weinstein thereunder, (C) bound by any modification to the Weinstein Sublease not consented to in writing by Landlord, (D) bound by any prepayment of rent under the Weinstein Sublease for more than one month in advance, (E) required to account for or return any security deposit of Tenant under the Weinstein Sublease (unless the same is actually delivered by Weinstein to Landlord and Tenant would be entitled to the return thereof pursuant to the terms of the Weinstein Sublease and the consent thereto executed by Landlord, Weinstein, and Tenant), and/or (F) bound by any obligation of Weinstein to make any payment to Tenant or perform any work in Additional Space A. If Tenant shall attorn to Landlord pursuant to this Section 4(a)(ii), then for the balance of the term of the Weinstein Sublease, (I) any default by Tenant thereunder shall be a default under the Lease (as amended by this Agreement), and (II) the Security Deposit held pursuant to the terms of the Lease (as amended by this Agreement) may be applied to cure a default by Tenant under the Weinstein Sublease.

(iii) Commencing on March 1, 2013 (“Commencement Date A”), Additional Space A shall be added to and shall be considered a part of the Premises demised under the Lease, upon the terms and conditions set forth in the Lease (except as otherwise expressly provided in this Agreement).

(b) (i) Landlord and Tenant acknowledge that BuyWithMe, Inc. (“BuyWithMe”) currently subleases from Weinstein a portion of the thirteenth (13th) floor of the Building, substantially as shown hatched on the plan annexed hereto as Exhibit B (“Additional Space B”).

(ii) Commencing on the earlier to occur of (x) March 1, 2013 and (y) the date on which the Weinstein Lease shall be terminated due to Weinstein’s default thereunder (such earlier date, “Commencement Date B”), Additional Space B shall be added to and shall be considered a part of the Premises demised under the Lease, upon the terms and conditions set forth in the Lease (except as otherwise expressly provided in this Agreement).

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(iii) If Landlord shall be unable to deliver possession of Additional Space B on any date set forth in Section 4(b)(ii) hereof for any reason whatsoever, Landlord shall not be subject to any liability therefor and the validity of the lease of Additional Space B shall not be impaired thereby nor the Expiration Date extended, but Commencement Date B shall be postponed until Additional Space B are available for occupancy by Tenant. Tenant expressly waives any right to rescind its lease of Additional Space B under Section 223-a of the New York Real Property Law or under any present or future statute of similar import then in force and further expressly waives the right to recover any damages that may result from Landlord’s failure to deliver possession of Additional Space B on any particular date. Tenant agrees that the provisions of this Section 4(b)(iii) are intended to constitute “an express provision to the contrary” within the meaning of said Section 223-a. Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts (which shall not include an obligation to commence eviction proceedings against Weinstein or BuyWithMe) to deliver Additional Space B to Tenant on or about the date intended as Commencement Date B as set forth in Section 4(b)(ii) hereof (the “Additional Space B Target Date”), and in the event that (x) Weinstein and/or BuyWithMe shall hold over in the Additional Space B for more than thirty (30) days after the Additional Space B Target Date, and (y) Landlord shall actually collect holdover rental attributable to Additional Space B from Weinstein and/or BuyWithMe for the period commencing on the 31st day after the Additional Space B Target Date (such date, the “Extended Space B Holdover Date”), which holdover rental is in excess of the fixed rent and additional rent at the rate payable by Weinstein prior to the expiration of the term of the Weinstein Lease (such excess, the “Space B Holdover Premium”), then, as Tenant’s sole and exclusive remedy for such delay in the occurrence of Commencement Date B, Tenant shall be entitled to a credit against the Fixed Rent payable by Tenant for Additional Space B equal to 50% of the Space B Holdover Premium actually paid to Landlord from and after the Extended Space B Holdover Date, provided further that Landlord shall have no liability to Tenant for any failure to collect the Space B Holdover Premium.

(c) (i) Landlord and Tenant acknowledge that Dratfield Analytics Inc. (“DAI”) currently leases from Landlord, pursuant to a direct lease (the “DAI Lease”), a portion of the sixteenth (16th) floor of the Building, substantially as shown hatched on the plan annexed hereto as Exhibit C (“Additional Space C”; Additional Space C, together with Additional Space A and Additional Space B, collectively, the “Additional Space”).

(ii) Commencing on the earlier to occur of (x) February 1, 2015 and (y) the date on which the DAI Lease shall be terminated due to DAI’s default thereunder (such earlier date, “Commencement Date C”), Additional Space C shall be added to and shall be considered a part of the Premises demised under the Lease, upon the terms and conditions set forth in the Lease (except as otherwise expressly provided in this Agreement). From and after Commencement Date C, Tenant shall be a full floor Tenant on the sixteenth floor of the Building, substantially as shown hatched on the plan annexed hereto as Exhibit C-1.

(iii) If Landlord shall be unable to deliver possession of Additional Space C on any date set forth in Section 4(c)(ii) hereof for any reason whatsoever, Landlord shall not be subject to any liability therefor and the validity of the lease of Additional Space C shall not be impaired thereby nor the Expiration Date extended, but Commencement Date C shall be postponed until Additional Space C is available for occupancy by Tenant. Tenant expressly

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waives any right to rescind its lease of Additional Space C under Section 223-a of the New York Real Property Law or under any present or future statute of similar import then in force and further expressly waives the right to recover any damages that may result from Landlord’s failure to deliver possession of Additional Space C on any particular date. Tenant agrees that the provisions of this Section 4(c)(iii) are intended to constitute “an express provision to the contrary” within the meaning of said Section 223-a. Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts (which shall not include an obligation to commence eviction proceedings against DAI) to deliver Additional Space C to Tenant on or about the date intended as Commencement Date C as set forth in Section 4(c)(ii) hereof (the “Additional Space C Target Date”), and in the event that (x) DAI shall hold over in Additional Space C for more than thirty (30) days after the Additional Space C Target Date, and (y) Landlord shall actually collect holdover rental attributable to Additional Space C from DAI for the period commencing on the 31st day after the Additional Space C Target Date (such date, the “Extended Space C Holdover Date”), which holdover rental is in excess of the fixed rent and additional rent at the rate payable by DAI prior to the expiration of the term of the DAI Lease (such excess, the “Space C Holdover Premium”), then, as Tenant’s sole and exclusive remedy for such delay in the occurrence of Commencement Date C, Tenant shall be entitled to a credit against the Fixed Rent payable by Tenant for Additional Premises C equal to 50% of the Space C Holdover Premium actually paid to Landlord from and after the Extended Space C Holdover Date, provided further that Landlord shall have no liability to Tenant for any failure to collect the Space C Holdover Premium.

(d) Tenant shall lease each portion of the Additional Space in its “as is” condition as of the applicable commencement date as set forth in this Section 4, it being understood and agreed that (i) Landlord makes no representations or warranties with respect to the Additional Space; (ii) in no event shall Landlord be obligated to abate any Hazardous Materials existing in the Additional Space unless Landlord introduces such Hazardous Materials into the Additional Space after the date of this Agreement; and (iii) except as otherwise expressly provided in Section 10 hereof, Landlord shall not be obligated to perform any work to prepare the Additional Space for Tenant’s occupancy.

5. Additional Space Improvement Allowance.

(a) In consideration of Tenant’s acceptance of the Additional Space in its “as is” condition (except as otherwise expressly provided in Section 10 hereof),

(i) from and after Commencement Date A, Tenant shall be entitled to an allowance of up to, but not in excess of, $250,005.00 (the “Additional Space A Allowance”) to reimburse Tenant for the hard construction costs and Soft Costs of those Alterations made by or on behalf of Tenant to prepare Additional Space A for Tenant’s continued use and occupancy (the “Additional Space A Improvements”);

(ii) from and after Commencement Date B, Tenant shall be entitled to an allowance of up to, but not in excess of, $472,710.00 (the “Additional Space B Allowance”), to reimburse Tenant for the hard construction costs and Soft Costs of those Alterations made by or on behalf of Tenant to prepare Additional Space B for Tenant’s use and occupancy (the “Additional Space B Improvements”); and

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(iii) from and after Commencement Date C, Tenant shall be entitled to an allowance of up to, but not in excess of, $124,425.00 (the “Additional Space C Allowance”; the Additional Space C Allowance, together with the Additional Space A Allowance and the Additional Space B Allowance, collectively, the “Additional Space Allowances”), to reimburse Tenant for the hard construction costs and Soft Costs of those Alterations made by or on behalf of Tenant to prepare Additional Space C for Tenant’s use and occupancy (the “Additional Space C Improvements”; the Additional Space C Improvements, together with the Additional Space A Improvements and the Additional Space B Improvements, collectively, the “Additional Space Improvements”).

(b) The Additional Space Allowances shall be disbursed to Tenant in accordance with the terms and conditions of Section 6.5 of the Original Lease (including, without limitation, Section 6.5(B)(ii)(E) regarding retainage), provided that (w) all references therein to (i) the “Premises” and the “Premises under the Sublease” shall be deemed to refer to the applicable portion of the Additional Space, (ii) the “Initial Improvements” shall be deemed to refer to the applicable Additional Space Improvements, and (iii) the “amount set forth in the Reference Page” and the “Tenant Improvement Allowance” shall be deemed to refer to the applicable Additional Space Allowance; (x) in Section 6.5(A), the words “and telephone and data cabling” shall be deemed to be inserted immediately following the words “wall coverings and window blinds”; and (y) the reference in Section 6.5(C) to “the commencement date of the Sublease” shall be deemed to refer to “Commencement Date A”, “Commencement Date B” or “Commencement Date C”, as applicable.

(c) The Additional Space Improvements and the plans and specifications therefor shall be subject to all of the terms and conditions of Article 6 of the Original Lease, except that there shall be no charge to Tenant for Landlord’s review of such plans and specifications.

(d) Notwithstanding the foregoing provisions of this Section 5, from and after the date of this Agreement, up to fifty percent (50%) of each of the Additional Space Allowances (up to the aggregate amount of $423,570.00) shall be available for disbursement to Tenant as set forth in this Section 5 for use in connection with any Additional Space Improvements in any portion of the Additional Space then in Tenant’s possession and/or in the Existing Premises, as the same may be allocated in Tenant’s sole discretion.

6. Fixed Rent and Operating Expense Payment.

(a) Tenant shall continue to pay Fixed Rent for the Basement Space as set forth in the Second Amendment through and including the Expiration Date (as extended by this Agreement). Landlord acknowledges and agrees that Tenant shall have no obligation to pay any Operating Expense Payment with respect to the Basement Space.

(b) Tenant shall continue to pay the Fixed Rent and Operating Expense Payment set forth on Schedule C of the Original Lease and Schedule B of the First Amendment for the Existing Premises through and including October 31, 2018. Then, from the commencement date of the Extension Term through and including the Expiration Date (as extended by this Agreement), Tenant shall pay the Fixed Rent and Operating Expense Payment

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for the Existing Premises set forth on Exhibit D-1 and Exhibit D-2 annexed hereto, in accordance with the applicable provisions of the Lease.

(c) In addition, (i) from Commencement Date A through and including the Expiration Date (as extended by this Agreement), with respect to Additional Space A, Tenant shall pay the Fixed Rent and Operating Expense Payment set forth on Exhibit D-3 annexed hereto, (ii) from Commencement Date B through and including the Expiration Date (as extended by this Agreement), with respect to Additional Space B, Tenant shall pay the Fixed Rent and Operating Expense Payment set forth on Exhibit D-4 annexed hereto; and (iii) from Commencement Date C through and including the Expiration Date (as extended by this Agreement), with respect to Additional Space C, Tenant shall pay the Fixed Rent and Operating Expense Payment set forth on Exhibit D-5 annexed hereto, in each case, in accordance with the applicable provisions of the Lease.

(d) Notwithstanding anything to the contrary set forth herein, provided that no Event of Default shall have occurred and then be continuing, Tenant shall receive (i) an aggregate rent credit in the amount of $89,287.66, to be applied in four (4) equal installments of $22,321.91 against the amounts of Fixed Rent due hereunder for Additional Space A for the first, second, third and fourth full calendar months following Commencement Date A; (ii) an aggregate rent credit in the amount of $168,825.00, to be applied in four (4) equal installments of $42,206.25 against the amounts of Fixed Rent due hereunder for Additional Space B for the first, second, third and fourth full calendar months following Commencement Date B; and (iii) an aggregate rent credit in the amount of $59,807.00, to be applied in four (4) equal installments of $14,951.75 against the amounts of Fixed Rent due hereunder for Additional Space C for the first, second, third and fourth full calendar months following Commencement Date C.

7. Tax Escalation Rent. Tenant shall continue to pay Tenant’s Tax Payment in ccordance with Article 3 of the Original Lease and Section 5 of the First Amendment with respect to the Existing Premises through and including the Expiration Date (as extended by this Agreement). In addition, Tenant shall pay Tenant’s Tax Payment in accordance with Article 3 of the Original Lease with respect to the Additional Space through and including the Expiration Date (as extended by this Agreement), such that (i) from and after Commencement Date A, “Tenant’s Share” shall be increased by 0.763%; (ii) from and after Commencement Date B, “Tenant’s Share” shall be increased by 1.443%; and (iii) from and after Commencement Date C, “Tenant’s Share” shall be increased by 0.532%. Landlord acknowledges and agrees that Tenant shall have no obligation to pay any Tenant’s Tax Payment with respect to the Basement Space.

8. Electricity. Tenant shall continue to pay for electrical power provided to the Existing Premises in accordance with Article 4 of the Original Lease and Section 6 of the First Amendment through and including the Expiration Date (as extended by this Agreement). In addition, (i) from and after Commencement Date A, Tenant shall pay for electrical power provided to Additional Space A; (ii) from and after Commencement Date B, Tenant shall pay for electrical power provided to Additional Space B; and (iii) from and after Commencement Date C, Tenant shall pay for electrical power provided to Additional Space C, in each case, in accordance with Article 4 of the Original Lease through and including the Expiration Date (as extended by this Agreement). Landlord shall install submeters, as necessary, at Landlord’s expense, to measure electrical consumption in the Additional Space (which submeter(s) shall be

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maintained, repaired and replaced by Tenant, as necessary, at Tenant’s expense). For the avoidance of doubt, the last sentence of Section 6 of the First Amendment shall be applicable from and after Commencement Date C through and including the Expiration Date (as extended by this Agreement).

9. Security Deposit. Landlord acknowledges and agrees that it is currently holding a cash deposit in the amount of $901,065.00 as the Security Deposit under the Lease. Upon Tenant’s execution and delivery of this Agreement, Tenant shall increase the amount of the Security Deposit by $447,921.67, and thereafter, (i) Tenant shall increase the amount of the Security Deposit by $211,785.00 on or prior to the first date on which Tenant shall submit a request to Landlord for any disbursement of any of the Additional Space Allowances (with time being of the essence); and (ii) Tenant shall increase the amount of the Security Deposit by $659,706.67 on or prior to March 1, 2013 (with time being of the essence). Such increases in the Security Deposit shall be posted by Letter(s) of Credit in compliance with the terms of Article 35 of the Original Lease, in each case, either by (x) Tenant exchanging a replacement Letter of Credit meeting the requirements of Article 35 of the Original Lease in the increased amount for the then existing Letter of Credit, or (y) the Issuing Bank delivering an amendment to the then existing Letter of Credit increasing the amount thereof as required (but which shall not otherwise amend or modify the same). Landlord shall promptly countersign or authorize such replacement(s) or amendment(s) in writing if required by the Issuing Bank. Tenant shall cause the final expiry date of all Letter(s) of Credit delivered to Landlord under the Lease (as amended by this Agreement) to be a date not earlier than December 31, 2023 and shall provide Landlord with reasonably satisfactory evidence thereof. Notwithstanding anything to the contrary set forth in this Section 9, Landlord agrees that the $447,921.67 increase in the Security Deposit, which is due upon Tenant’s execution and delivery of this Agreement (but not the additional increases required pursuant to clauses (i) and (ii) above), may, at Tenant’s option, be posted in cash, rather than by Letter of Credit. Failure by Tenant to increase the amount of the Security Deposit within five (5) Business Days after Landlord shall have given notice to Tenant that the same was not increased at any time when required pursuant to the terms of this Section 9, shall be an Event of Default under the Lease (as amended by this Agreement).

10. Landlord’s Additional Space Work. Promptly following March 1, 2013, Landlord, at Landlord’s cost, shall perform the work described in the plans and specifications annexed hereto as Exhibit E to (i) the mechanical and electrical room serving Additional Space A and Additional Space B and (ii) the common corridor on the thirteenth floor of the Building. Tenant will provide Landlord with access to Additional Space A and Additional Space B to perform the work required pursuant to clause (i) of the preceding sentence, and Tenant agrees that the same shall not constitute constructive eviction nor entitle Tenant to any abatement of the Rent due with respect to such portions of the Additional Space.

11. Broker. Tenant represents that Tenant has had no dealings or negotiations with any broker or agent, other than Jones Lang LaSalle Brokerage, Inc. (“JLL”) and Cushman & Wakefield, Inc. (“C&W”; C&W, together with JLL, collectively “Broker”), in connection with this Agreement. Tenant’s execution and delivery of this Agreement shall be conclusive evidence that Tenant acknowledges that Landlord has relied upon the foregoing representation. Landlord shall pay C&W a commission pursuant to a separate agreement, and JLL shall execute and deliver to Landlord and Tenant a waiver of any right or claim it may have to a commission in

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connection with this Agreement. Tenant shall pay, hold harmless, indemnify, and at Landlord’s request defend, Landlord for, from and against any and all costs, expenses (including attorneys’ fees and disbursements (and attorneys’ fees and disbursements incurred in establishing liability and in collecting amounts payable under this Section 11)) and liability for, or arising in connection with, any compensation, commissions or charges claimed by any broker or agent (excluding Broker) with respect to this Agreement.

12. Renewal Option. The Renewal Option set forth in Article 40 of the Original Lease shall remain in full force and effect, and Tenant shall retain the right to exercise such option, subject to the terms thereof (it being agreed that the commencement date of the Renewal Term, if any, will be the day immediately following the Expiration Date (as extended by this Agreement)).

13. Tenant’s Expansion Option.

(a) Landlord and Tenant acknowledge and agree that (x) Rock Shrimp Productions, LLC (“Rock Shrimp”), pursuant to a sublease dated June 25, 2010 (the “Rock Shrimp Sublease”), currently subleases from Weinstein a portion of the thirteenth (13th) floor of the Building, substantially as shown hatched on the plan annexed hereto as Exhibit F (the “Expansion Space”), for a term expiring on February 21, 2013.

(b) Provided that (i) the Lease (as amended by this Agreement) shall be in full force and effect; (ii) there shall not then be existing an Event of Default under the Lease (as amended by this Agreement); and (iii) Tenant and its affiliates shall be in physical occupancy of at least 75% of the rentable area of the Premises (including, without limitation, the Additional Premises), Tenant shall have the one-time option (“Tenant’s Expansion Option”) to lease the Expansion Space and add the same to the “Premises” demised under the Lease in accordance with the provisions of this Section 13. The leasing of the Expansion Space shall be upon all of the terms and conditions contained in the Lease (as amended by this Agreement), except as provided herein.

(c) (i) Provided that the terms and conditions of Sections 13(b)(i) through (iii) hereof shall then be satisfied, Tenant may exercise Tenant’s Expansion Option by notice given to Landlord (the “Expansion Notice”) on or before Wednesday, February 29, 2012 (time being of the essence with respect to Tenant’s obligation to exercise Tenant’s Expansion Option by such date). If Tenant shall so timely exercise Tenant’s Expansion Option as set forth herein, then on the later to occur of (x) the Rock Shrimp Termination Date (as hereinafter defined) and (y) the date on which Landlord shall deliver possession of the Expansion Space to Tenant vacant and broom-clean (such later date, the “Expansion Space Commencement Date”), the Expansion Space shall be automatically added to and form part of the “Premises” demised under the Lease on the terms and conditions of the Lease (as amended by this Agreement), except that (A) the Fixed Rent for the Expansion Space shall be the Fair Rental Value (as hereinafter defined) for the Expansion Space for the balance of the Term (including the Extension Term), without any free rent or abatement of Fixed Rent, (B) “Tenant’s Share” shall be increased by 0.851% to reflect Tenant’s lease of the Expansion Space, (C) the amount of the Security Deposit held pursuant to the terms of the Lease (as amended by this Agreement) shall be increased by $75,000.00 in accordance with the terms of Section 9 of this Agreement, and (D) from and after

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the Expansion Space Commencement Date, Tenant shall pay for electrical power provided to the Expansion Space in accordance with Article 4 of the Original Lease through and including the Expiration Date (as extended by this Agreement). Tenant shall accept the Expansion Space vacant and broom-clean, and otherwise in its “as is” condition as of the date of the Expansion Notice, reasonable wear and tear excepted, it being understood and agreed that (x) Landlord makes no representations or warranties with respect to the Expansion Space; (y) in no event shall Landlord be obligated to abate any Hazardous Materials existing in the Expansion Space unless Landlord introduces such Hazardous Materials into the Expansion Space after the date of this Agreement; and (z) Landlord shall not be obligated to perform any work to prepare the Expansion Space for Tenant’s occupancy, nor to pay any contribution or work allowance therefor (except that Landlord shall install submeters, as necessary, at Landlord’s expense, to measure electrical consumption in the Expansion Space (which submeter(s) shall be maintained, repaired and replaced by Tenant, as necessary, at Tenant’s expense)).

(ii) As used in this Section 13, the term “Rock Shrimp Termination Date” shall mean the earlier to occur of (I) March 1, 2013 and (II) the date on which both (x) the Weinstein Lease shall have been terminated and (y) the Rock Shrimp Sublease shall have been terminated (it being agreed that Landlord shall not be obligated to terminate the Rock Shrimp Sublease in connection with any early termination of the Weinstein Lease).

(iii) As used in this Section 13, “Fair Rental Value” shall mean the rental rate per annum determined at the time set forth herein, for vacant space in buildings of comparable quality and age of the Building and located in the immediate vicinity of the Building for tenants of comparable credit quality and stature leasing space containing rentable square footage comparable to the rentable square footage in the Expansion Space. Fair Rental Value shall include all relevant factors in arriving at a so-called “net rental” to Landlord, whether favorable to Landlord or Tenant.

(iv) For the avoidance of doubt, if Tenant fails timely to give the Expansion Notice under this Section 13(c), then (A) Landlord may enter into one or more leases of the Expansion Space (or any portion thereof) with third parties on such terms and conditions as Landlord shall determine, (B) Tenant’s Expansion Option shall be null and void and of no further force and effect and Landlord shall have no further obligation to lease the Expansion Space (or any portion thereof) to Tenant and (C) Tenant shall, as soon as reasonably practicable after demand by Landlord, execute an instrument reasonably satisfactory to Landlord confirming Tenant’s waiver of, and extinguishing, Tenant’s Expansion Option.

(d) (i) If Tenant shall timely exercise Tenant’s Expansion Option as set forth in this Section 13, the Expansion Notice shall be accompanied by Tenant’s determination of the Fair Rental Value for the Expansion Space for the balance of the Term (including the Extension Term) (“Tenant’s Expansion Determination”), which shall constitute the minimum that Tenant can claim is the Fair Rental Value for the Expansion Space in any arbitration thereof.

(ii) Within thirty (30) days after receipt of the Expansion Notice, Landlord shall deliver Landlord’s determination of the Fair Rental Value for the Expansion Space to Tenant (“Landlord’s Expansion Determination”), if it disagrees with Tenant’s determination thereof (if any), which shall constitute the maximum that Landlord can claim is

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the Fair Rental Value for the Expansion Space in any arbitration thereof. If Tenant shall fail to deliver Tenant’s Expansion Determination to Landlord together with the Expansion Notice, Landlord’s Expansion Determination shall constitute the Fair Rental Value for the Expansion Term.

(iii) If the parties fail to agree upon the Fair Rental Value of the Expansion Space within thirty (30) days after the date of Landlord’s Expansion Determination, then the dispute shall be resolved by arbitration as set forth in Section 13(e). If the dispute shall not have been resolved on or before the Expansion Space Commencement Date, then pending such resolution, Tenant shall pay, as Fixed Rent for the Expansion Space, an amount equal to the average of Landlord’s Expansion Determination and Tenant’s Expansion Determination. Within thirty (30) days after the final determination of Fair Rental Value, Landlord and Tenant shall reconcile any overpayment or underpayment.

(e) Any dispute as to Fair Rental Value shall be determined as follows: A senior officer of a recognized New York City leasing brokerage firm (the “Baseball Arbitrator”) shall be selected, and paid for jointly by, Landlord and Tenant. If Landlord and Tenant are unable to agree upon the Baseball Arbitrator, then the same shall be designated by the American Arbitration Association (the “AAA”). The Baseball Arbitrator selected by the parties or designated by the AAA shall not have been employed by Landlord or Tenant during the previous five (5) year period and shall have at least ten (10) years experience in the leasing of office premises in the immediate vicinity of the Building, comparable in size, location and quality to the Expansion Space. Landlord and Tenant shall each submit to the Baseball Arbitrator and to the other its determination of the Fair Rental Value for the Expansion Space, as set forth above, which need not be Landlord’s Expansion Determination or Tenant’s Expansion Determination. The Baseball Arbitrator shall determine which of the two (2) rent determinations more closely represents the Fair Rental Value for the Expansion Space, taking into account all relevant factors, whether favorable to Landlord or Tenant. The Baseball Arbitrator may not select any other rental value for the Expansion Space other than one submitted by Landlord or Tenant. The determination of the Baseball Arbitrator shall be final and binding upon Landlord and Tenant and shall serve as the Fixed Rent payable for the Expansion Space for the balance of the Term (including the Extension Term) and each of Landlord and Tenant consents to the entry of judgment in any court having jurisdiction based upon such determination.

(f) Promptly after the occurrence of the Expansion Space Commencement Date, Landlord and Tenant shall confirm the occurrence thereof and the inclusion of the Expansion Space in the “Premises” demised under the Lease (as amended by this Agreement) by executing an instrument reasonably satisfactory to Landlord and Tenant; provided that failure by Landlord or Tenant to execute such instrument shall not affect such inclusion of the Expansion Space in the Premises as set forth herein. In addition, promptly after the parties shall have agreed (or after a determination shall have been made by the Baseball Arbitrator) as to the Fair Rental Value of the Expansion Space, the parties shall execute and deliver an instrument setting forth the same, provided that failure by Landlord or Tenant to execute such instrument shall not affect the establishment of the Fixed Rent for the Expansion Space as set forth in this Section 13.

(g) If Landlord shall be unable to deliver possession of the Expansion Space on March 1, 2013 or any other date for any reason whatsoever, Landlord shall not be subject to

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any liability therefor and the validity of the lease of the Expansion Space shall not be impaired thereby nor the Expiration Date extended, but the Expansion Space Commencement Date shall be postponed until the Expansion Space is available for occupancy by Tenant. Tenant expressly waives any right to rescind its lease of the Expansion Space under Section 223-a of the New York Real Property Law or under any present or future statute of similar import then in force and further expressly waives the right to recover any damages that may result from Landlord’s failure to deliver possession of the Expansion Space on any particular date. Tenant agrees that the provisions of this Section 13(g) are intended to constitute “an express provision to the contrary” within the meaning of said Section 223-a. Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts (which shall not include an obligation to commence eviction proceedings against Weinstein or Rock Shrimp) to deliver the Expansion Space to Tenant on or about the date intended as the Expansion Space Commencement Date as set forth in this Section 13 (the “Expansion Space Target Date”), and in the event that (x) Weinstein and/or Rock Shrimp shall hold over in the Expansion Space for more than thirty (30) days after the Expansion Space Target Date, and (y) Landlord shall actually collect holdover rental attributable to the Expansion Space from Weinstein and/or Rock Shrimp for the period commencing on the 31st day after the Expansion Space Target Date (such date, the “Extended Expansion Space Holdover Date”), which holdover rental is in excess of the fixed rent and additional rent at the rate payable by Weinstein prior to the expiration of the term of the Weinstein Lease such excess, the “Expansion Space Holdover Premium”), then, as Tenant’s sole and exclusive remedy for such delay in the occurrence of the Expansion Space Commencement Date, Tenant shall be entitled to a credit against the Fixed Rent payable by Tenant for the Expansion Space equal to 50% of the Expansion Space Holdover Premium actually paid to Landlord from and after the Extended Expansion Space Holdover Date, provided further that Landlord shall have no liability to Tenant for any failure to collect the Expansion Space Holdover Premium.

14. Inapplicable Provisions; Deletions. In addition to the provisions of the Lease which have been rendered inapplicable with respect to the Additional Space or otherwise modified or deleted pursuant to the above terms of this Agreement,

(a) the following terms of the Lease shall be inapplicable to the Additional Space: the last two (2) sentences of Section 28.1(B) of the Original Lease; Article 38 of the Original Lease (and any references in the Lease to Landlord’s Work); Sections 2, 3, 4, 5, 6 and 9 of the First Amendment; and all of the terms of the Second Amendment; and

(b) from and after the date of this Agreement, Section 35.6(B) and Article 41 of the Original Lease shall be deleted in their entirety and shall be of no further force or effect.

15. Certification; Ratification. As of the date hereof, Tenant certifies to Landlord that to the best of Tenant’s knowledge, (i) Landlord is not in default under the terms and conditions of the Lease and Tenant is not entitled to any credits or offsets against the rent due thereunder, and (ii) no event has occurred which would constitute a default under the Lease, either upon service of notice or the passage of time. Except as and to the extent modified by this Agreement, all of the terms, covenants and conditions of the Lease are hereby ratified and confirmed and shall remain in full force and effect.

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16. No Oral Modification. This Agreement may not be changed or terminated orally, but only by an agreement in writing signed by Landlord and Tenant.

17. Signatures; Counterparts. This Agreement is offered for signature by Tenant and it is understood that this Agreement shall not be binding upon Landlord or Tenant unless and until Landlord shall have executed and delivered a fully-executed copy of this Agreement to Tenant. This Agreement may be executed in multiple counterparts, all of which, taken together, shall constitute one instrument.

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IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

LANDLORD:

THE RECTOR, CHURCH-WARDENS AND VESTRYMEN OF TRINITY CHURCH IN THE CITY OF NEW YORK

By:	/s/ Jason Pizer
Jason Pizer
Executive Vice President

By:	/s/ Marc S. Packman
Marc S. Packman
Senior Vice President / Director of Real Estate Leasing

By:	/s/ Stacy Brandom
Stacy Brandom
Chief Financial Officer

TENANT:

EVERYDAY HEALTH, INC.

By:	/s/ Alan Shapiro
Name: Alan Shapiro
Title: EVP & General Counsel
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EXHIBIT A

Additional Space A

ALL AREAS, DIMENSIONS AND CONDITIONS ARE APPROXIMATE.

EXHIBIT B

Additional Space B

ALL AREAS, DIMENSIONS AND CONDITIONS ARE APPROXIMATE.

EXHIBIT C

Additional Space C

ALL AREAS, DIMENSIONS AND CONDITIONS ARE APPROXIMATE.

EXHIBIT C-1

Sixteenth Floor Premises

ALL AREAS, DIMENSIONS AND CONDITIONS ARE APPROXIMATE.

EXHIBIT D-1

Existing Premises — Fixed Rent and Operating Expense Payment

Period	Annual Fixed Rent	Annual Operating Escalation	Total Annual Fixed Rent	Monthly Installment
From November 1, 2018 through and including October 31, 2019:	$1,550,210.00	$46,506.30	$1,596,716.36	$133,059.70

From November 1, 2019 through and including October 31, 2020:	$1,550,210.00	$94,407.79	$1,644,617.85	$137,051.49

From November 1, 2020 through and including October 31, 2021:	$1,695,838.00	$143,746.33	$1,839,584.39	$153,298.70

From November 1, 2021 through and including October 31, 2022:	$1,695,838.00	$198,933.86	$1,894,771.92	$157,897.66

From November 1, 2022 through and including October 31, 2023:	$1,695,838.00	$255,777.02	$1,951,615.08	$162,634.59

EXHIBIT D-2

Existing Premises — Fixed Rent and Operating Expense Payment

Period	Annual Fixed Rent	Annual Operating Escalation	Total Annual Fixed Rent	Monthly Installment
From November 1, 2018 through and including October 31, 2019:	$230,060.00	$6,901.79	$236,961.53	$19,746.79

From November 1, 2019 through and including October 31, 2020:	$230,060.00	$14,010.64	$244,070.38	$20,339.20

From November 1, 2020 through and including October 31, 2021:	$251,672.00	$21,332.75	$273,004.49	$22,750.37

From November 1, 2021 through and including October 31, 2022:	$251,672.00	$29,522.88	$281,194.62	$23,432.89

From November 1, 2022 through and including October 31, 2023:	$251,672.00	$37,958.72	$289,630.46	$24,135.87

EXHIBIT D-3

Additional Space A — Fixed Rent and Operating Expense Payment

Period	Annual Fixed Rent	Annual Operating Escalation	Total Annual Fixed Rent	Monthly Installment
From March 1, 2013 through and including February 28, 2014:	$267,863.00	$0.00	$267,863.00	$22,321.92

From March 1, 2014 through and including February 28, 2015:	$267,863.00	$8,035.88	$275,898.38	$22,991.53

From March 1, 2015 through and including February 29, 2016:	$275,006.00	$16,312.83	$291,318.33	$24,276.57

From March 1, 2016 through and including February 28, 2017:	$289,292.00	$25,052.38	$314,344.38	$26,195.37

From March 1, 2017 through and including February 28, 2018:	$289,292.00	$34,482.69	$323,774.69	$26,981.22

From March 1, 2018 through and including February 28, 2019:	$289,292.00	$44,195.92	$333,487.92	$27,790.66

From March 1, 2019 through and including February 29, 2020:	$289,292.00	$54,200.54	$343,492.54	$28,624.38

From March 1, 2020 through and including February 28, 2021:	$298,816.00	$64,505.30	$363,321.30	$30,276.78

From March 1, 2021 through and including February 28, 2022:	$317,864.00	$75,404.93	$393,268.93	$32,772.41

From March 1, 2022 through and including February 28, 2023:	$317,864.00	$87,202.98	$405,066.98	$33,755.58

From March 1, 2023 through and including October 31, 2023:	$317,864.00	$99,354.99	$417,218.99	$34,768.25

EXHIBIT D-4

Additional Space B — Fixed Rent and Operating Expense Payment

Period	Annual Fixed Rent	Annual Operating Escalation	Total Annual Fixed Rent	Monthly Installment
From March 1, 2013 through and including February 28, 2014:	$506,475.00	$0.00	$506,475.00	$42,206.25

From March 1, 2014 through and including February 28, 2015:	$506,475.00	$15,194.25	$521,669.25	$43,472.44

From March 1, 2015 through and including February 29, 2016:	$519,981.00	$30,844.33	$550,825.33	$45,902.11

From March 1, 2016 through and including February 28, 2017:	$546,993.00	$47,369.09	$594,362.09	$49,530.17

From March 1, 2017 through and including February 28, 2018:	$546,993.00	$65,199.95	$612,192.95	$51,016.08

From March 1, 2018 through and including February 28, 2019:	$546,993.00	$83,565.74	$630,558.74	$52,546.56

From March 1, 2019 through and including February 29, 2020:	$546,993.00	$102,482.50	$649,475.50	$54,122.96

From March 1, 2020 through and including February 28, 2021:	$565,001.00	$121,966.77	$686,967.77	$57,247.31

From March 1, 2021 through and including February 28, 2022:	$601,017.00	$142,575.80	$743,592.80	$61,966.07

From March 1, 2022 through and including February 28, 2023:	$601,017.00	$164,883.58	$765,900.58	$63,825.05

From March 1, 2023 through and including October 31, 2023:	$601,017.00	$187,860.60	$788,877.60	$65,739.80

EXHIBIT D-5

Additional Space C — Fixed Rent and Operating Expense Payment

Period	Annual Fixed Rent	Annual Operating Escalation	Total Annual Fixed Rent	Monthly Installment
From February 1, 2015 through and including January 31, 2016:	$179,421.00	$5,382.63	$184,803.48	$15,400.29

From February 1, 2016 through and including January 31, 2017:	$179,421.00	$10,926.73	$190,347.58	$15,862.30

From February 1, 2017 through and including January 31, 2018:	$179,421.00	$16,637.16	$196,058.01	$16,338.17

From February 1, 2018 through and including January 31, 2019:	$179,421.00	$22,518.90	$201,939.75	$16,828.31

From February 1, 2019 through and including January 31, 2020:	$179,421.00	$28,577.09	$207,997.94	$17,333.16

From February 1, 2020 through and including January 31, 2021:	$184,398.00	$34,817.03	$219,214.88	$18,267.91

From February 1, 2021 through and including January 31, 2022:	$199,329.00	$41,393.47	$240,722.32	$20,060.19

From February 1, 2022 through and including January 31, 2023:	$199,329.00	$48,615.14	$247,943.99	$20,662.00

From February 1, 2023 through and including October 31, 2023:	$199,329.00	$56,053.46	$255,382.31	$21,281.86

EXHIBIT E

Landlord’s Additional Space Work

Promptly following the expiration of the Weinstein Lease, Landlord, at Landlord’s cost, shall perform the following work:

•	Rebuild the mechanical equipment room serving Tenant’s space on the 13th floor within its existing footprint (the “13th Floor MER”), including the demolition of three (3) existing AC units, and the installation of two (2) new AC units (the “New AC Units”);
•	Deliver the New AC Units in good working order, including the installation of a new supply and return outside the 13th Floor MER (it being agreed that Tenant shall be responsible for installing all necessary duct work from such new supply and return);
•	Extend the public corridor for building access and install a new Building standard hollow metal double Tenant entry door, including lock and handle hardware;
•	Extend the rear public corridor for building access to the 13th Floor MER;
•	Build a new freight elevator lobby to accommodate new elevator operations;
•	Open two (2) freight cars into the new freight elevator lobby;
•	Modify existing metering such that the Additional Space shall be separately sub-metered (including the installation of pull boxes, electrical panels and disconnect switches, if necessary); and
•	Replace existing louvers where required.

Note that all above work must be phased due to the rebuilding of the mechanical equipment room in its existing footprint in kind.

EXHIBIT F

Expansion Space

ALL AREAS, DIMENSIONS AND CONDITIONS ARE APPROXIMATE.